Exhibit 1.01

Fresenius Medical Care AG & Co. KGaA

Conflict Minerals Report

This document, constituting Exhibit 1.01 to Form SD of Fresenius Medical Care AG & Co. KGaA (together with its subsidiaries, “Fresenius Medical Care,” “the Company,” “we,” “our”), for calendar year 2016, is the Company’s Conflict Minerals Report in accordance with Rule 13p-1 under the Securities Exchange Act of 1934. As the Company has shares listed on the New York Stock Exchange, it is subject to the provisions of Section 1502 of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) relating to “Conflict Minerals.” Section 1502 of the Dodd-Frank Act and Rule 13p-1 of the Securities Exchange Commission (“SEC”) address the sourcing of tin, tantalum, tungsten, and gold (“3TG minerals”) from the Democratic Republic of the Congo (“DRC”) and adjoining countries (“Covered Countries”) which are known locations where armed groups mine and sell these minerals to finance civil violence.

The following is a description of the measures taken by the Company, a registrant, to exercise due diligence on the source and chain of custody of the subject minerals.

Section (1) Due Diligence:

The Company’s comprehensive Conflict Minerals Program (“CM Program”) includes a due diligence process that was designed to conform, in all material respects, to the criteria set forth in the internationally recognized Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (“OECD Guidance”).

The following is a review of the actions comprising the OECD Guidance five-step framework that the Company took to implement our due diligence process:

1.              Establish strong company management systems

a.              The Company developed and adopted a Conflict Minerals Sourcing Policy and made it publicly available at http://www.freseniusmedicalcare.com/fileadmin/data/com/pdf/About_us/Responsibility/Policy_Conflict_Minerals.pdf.

b.              The Company structured internal management to support supply chain due diligence by identifying the responsible business organizations and the individuals within those organizations and establishing a cross-functional Conflict Minerals team (“the Team”). The primary and secondary contributors on the Team were designated and notified of their responsibilities. Education was also provided via training to not only the Team, but also the relevant personnel at the Company and is available on the Company’s intra-net.

c.               The Company established a system of controls over the supply chain by leveraging the iPoint Conflict Minerals Platform (“iPCMP”) developed by our consultant, iPoint, Inc., to monitor all relevant data.

d.              The Company strengthened and improved supplier engagement over previous years by creating a free, educational training video with links to additional free resources. The Company also provided suppliers feedback regarding their smelter data.

e.               The Company developed a grievance mechanism in the form of an email inbox, available to the public at cminquiry@fmc-ag.com.

2.              Identify and assess risk in the supply chain

a.              The Company identified risk in the supply chain by identifying the product categories that are at-risk of containing conflict minerals. After determining the applicable product categories, the Company was then able to determine the facilities that manufactured those products, and identified the suppliers that provided relevant materials for the manufacture of those products.

b.              The Company’s method for identifying risk of potential financing or benefitting of armed groups is an evolving and ongoing process.

3.              Design and implement a strategy to respond to risks

a.              The Team communicates with senior leadership any material risk that may be in the supply chain, in addition to ad-hoc meetings to review program progress.

b.              The Company devised and implemented a risk-management strategy by evaluating suppliers for compliance. In order to be considered non-compliant, a supplier was either unresponsive, non-compliant with our policy or did not meet our expectations. For a supplier to be considered at-risk, they were either non-compliant or provided smelter data that indicated potential risk. At-risk suppliers were then escalated to the Team for further review on an individual supplier basis.

c.               As part of the strategy to respond to risk, the Team provided educational risk management training that included the escalation process as a topic to the relevant personnel.

d.              The Team was able to identify, monitor and track performance of their risk mitigation efforts and included that information in the meetings with senior leadership utilizing iPCMP for identification, monitoring and tracking performance.

e.               Risk mitigation processes were enhanced this year as an improvement on previous years’ efforts, specifically by notifying all non-compliant suppliers of their non-compliance and our classification of the status within iPCMP so that the data may be used in the future.

4.              Support the development and implementation of independent third party audits of smelters’ and refiners’ sourcing

a.              The Company is a member of the Conflict Free Sourcing Initiative (“CFSI”) which conducts independent third-party audits of smelters on behalf of its members. The Company utilizes the RCOI information provided to members of the CFSI in order to determine the possible country of origin of the conflict minerals necessary for the functionality or production of its products.

5.              Report on supply chain due diligence

a.              The Company reports annually to the SEC on Form SD.

b.              The Company makes its Conflict Minerals Report publicly available at http://www.freseniusmedicalcare.com/en/about-us/responsibility/.

Steps taken and being taken to mitigate risk:

The Company has made significant improvements in its year-on-year performance. Our process-related improvements primarily focused on adopting a risk-based approach as noted below:

•                  Improved our risk identification process for the supply chain

•                  Implemented additional steps enabling effective, targeted communications to the supply chain

•                  Enhanced our internal escalation, data analytics and processes enabling efficient and effective communication

The most significant resulting improvement over the previous reporting year was mitigating risk through CFSI’s narrowing of the possible countries of origin by 64%, 66%, 70% and 66% for gold, tantalum, tin and tungsten, respectively.

The content of any website referred to in this Report is included for general information only and is not incorporated by reference to this Report.

(1)         Product Description:

The Company has determined, in good faith, that the applicable product categories are the following:

Hemodialysis machines and Peritoneal Dialysis cyclers

Body Composition Monitor (“BCM”)

HD machines and PD cyclers:

Hemodialysis machines are used to control the flow of blood from the patient to a specially designed filter known as a dialyzer. The dialyzer separates waste products and excess water from the blood. Dialysis solution flowing through the dialyzer carries away the waste products and excess water, and supplements the blood with solutes which must be added due to renal failure while the treated blood is returned to the patient. The hemodialysis machine pumps blood, adds anti-coagulants, regulates the purification process and controls the mixing of dialysis solution and the rate of its flow through the system. This machine can also monitor and record the patient’s vital signs.

Peritoneal Dialysis is a treatment modality that uses the patient’s peritoneum as a dialyzing membrane. In peritoneal dialysis, a surgically implanted catheter provides access to the patient’s peritoneal cavity. A peritoneal dialysis cycler is a machine that pumps or “cycles” solution to and from the patient’s peritoneal cavity while the patient sleeps. We produce and assemble hemodialysis machines and peritoneal dialysis cyclers at the Fresenius Medical Care facilities in Schweinfurt, Germany and Concord, California.

Body Composition Monitor:

Our Body Composition Monitor (“BCM”) is sold as part of both our peritoneal and hemodialysis products. It is an analysis system that is used to determine a patient’s body composition (water, body mass and fat), which assesses a patient’s hydration state to assist in determining the patient’s dialysis therapy.  The BCM quantifies an individual’s fluid status and nutritional parameters non-invasively. BCMs are manufactured and assembled in Schweinfurt, Germany.

(2)         Product Determination:

Pursuant to guidance issued by the SEC Division of Corporation Finance on April 29, 2014, we are not required to describe any of our products as “DRC Conflict Free,” as having “not been found to be ‘DRC Conflict Free’” or as “DRC Conflict Undeterminable.” In addition, inasmuch as we have not voluntarily elected to describe any of our products as DRC conflict free, the requirement for an independent private sector audit of this report is not applicable.

Results of our RCOI and Due Diligence Measures:

Tables 1 reflects the result of our RCOI and due diligence.  The countries listed in the table are potential sources of origin of the conflict minerals necessary for the functionality or manufacture of the products identified above in “Product Description,” according to the CFSI data available to us as CFSI members.

The smelters and refiners, as declared by our supply chain can be found in Annex I.

Gold	Tantalum	Tin	Tungsten
Benin	Australia	Australia	Australia
Bolivia (Plurinational State of)	Bolivia (Plurinational State of)	Bolivia (Plurinational State of)	Austria
Burkina Faso	Brazil	Brazil	Bolivia (Plurinational State of)
Chile	Burundi	Burundi	Brazil
Colombia	China	China	Burundi
Ecuador	DRC	Colombia	Cambodia
Eritrea	Ethiopia	DRC	Canada
Ghana	France	Indonesia	China
Guatemala	Guinea	Laos	Colombia
Guinea	Guyana	Malaysia	DRC
Guyana	India	Mongolia	Japan
Honduras	Madagascar	Myanmar	Mexico
Mali	Malaysia	Nigeria	Mongolia
Nicaragua	Mozambique	Peru	Nigeria
Panama	Namibia	Portugal	Portugal
Peru	Nigeria	Russia	Russia
Senegal	Russia	Rwanda	Rwanda
Togo	Rwanda	Thailand	Spain
United States of America	Sierra Leone	Uganda	United States of America
	Thailand	Vietnam	Uzbekistan
	United States of America		Vietnam
Zimbabwe

Annex I

Name	Metal	Smelter ID
Advanced Chemical Company	Gold	CID000015
Aida Chemical Industries Co., Ltd.	Gold	CID000019
Al Etihad Gold LLC	Gold	CID002560
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	CID000035
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	CID000041
AngloGold Ashanti Córrego do Sítio Mineração	Gold	CID000058
Argor-Heraeus S.A.	Gold	CID000077
Asahi Pretec Corp.	Gold	CID000082
Asahi Refining Canada Ltd.	Gold	CID000924
Asahi Refining USA Inc.	Gold	CID000920
Asaka Riken Co., Ltd.	Gold	CID000090
AU Traders and Refiners	Gold	CID002850
Aurubis AG	Gold	CID000113
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	CID000128
Boliden AB	Gold	CID000157
C. Hafner GmbH + Co. KG	Gold	CID000176
CCR Refinery - Glencore Canada Corporation	Gold	CID000185
Chimet S.p.A.	Gold	CID000233
Daejin Indus Co., Ltd.	Gold	CID000328
DODUCO GmbH	Gold	CID000362
Dowa	Gold	CID000401
DSC (Do Sung Corporation)	Gold	CID000359
Eco-System Recycling Co., Ltd.	Gold	CID000425
Elemetal Refining, LLC	Gold	CID001322
Emirates Gold DMCC	Gold	CID002561
Heimerle + Meule GmbH	Gold	CID000694
Heraeus Metals Hong Kong Ltd.	Gold	CID000707
Heraeus Precious Metals GmbH & Co. KG	Gold	CID000711
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CID000801
Ishifuku Metal Industry Co., Ltd.	Gold	CID000807
Istanbul Gold Refinery	Gold	CID000814
Japan Mint	Gold	CID000823
Jiangxi Copper Co., Ltd.	Gold	CID000855
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	CID000927
JSC Uralelectromed	Gold	CID000929
JX Nippon Mining & Metals Co., Ltd.	Gold	CID000937
Kazzinc	Gold	CID000957
Kennecott Utah Copper LLC	Gold	CID000969
Kojima Chemicals Co., Ltd.	Gold	CID000981
Korea Zinc Co., Ltd.	Gold	CID002605
Kyrgyzaltyn JSC	Gold	CID001029
LS-NIKKO Copper Inc.	Gold	CID001078
Materion	Gold	CID001113
Matsuda Sangyo Co., Ltd.	Gold	CID001119

Metalor Technologies (Hong Kong) Ltd.	Gold	CID001149
Metalor Technologies (Singapore) Pte., Ltd.	Gold	CID001152
Metalor Technologies (Suzhou) Ltd.	Gold	CID001147
Metalor Technologies S.A.	Gold	CID001153
Metalor USA Refining Corporation	Gold	CID001157
Metalúrgica Met-Mex Peñoles S.A. De C.V.	Gold	CID001161
Mitsubishi Materials Corporation	Gold	CID001188
Mitsui Mining and Smelting Co., Ltd.	Gold	CID001193
MMTC-PAMP India Pvt., Ltd.	Gold	CID002509
Moscow Special Alloys Processing Plant	Gold	CID001204
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	CID001220
Nihon Material Co., Ltd.	Gold	CID001259
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Gold	CID002779
Ohura Precious Metal Industry Co., Ltd.	Gold	CID001325
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Gold	CID001326
OJSC Novosibirsk Refinery	Gold	CID000493
PAMP S.A.	Gold	CID001352
Prioksky Plant of Non-Ferrous Metals	Gold	CID001386
PT Aneka Tambang (Persero) Tbk	Gold	CID001397
PX Précinox S.A.	Gold	CID001498
Rand Refinery (Pty) Ltd.	Gold	CID001512
Republic Metals Corporation	Gold	CID002510
Royal Canadian Mint	Gold	CID001534
Samduck Precious Metals	Gold	CID001555
SAXONIA Edelmetalle GmbH	Gold	CID002777
Schone Edelmetaal B.V.	Gold	CID001573
SEMPSA Joyería Platería S.A.	Gold	CID001585
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CID001622
Sichuan Tianze Precious Metals Co., Ltd.	Gold	CID001736
Singway Technology Co., Ltd.	Gold	CID002516
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	CID001756
Solar Applied Materials Technology Corp.	Gold	CID001761
Sumitomo Metal Mining Co., Ltd.	Gold	CID001798
T.C.A S.p.A	Gold	CID002580
Tanaka Kikinzoku Kogyo K.K.	Gold	CID001875
The Refinery of Shandong Gold Mining Co., Ltd.	Gold	CID001916
Tokuriki Honten Co., Ltd.	Gold	CID001938
Torecom	Gold	CID001955
Umicore Brasil Ltda.	Gold	CID001977
Umicore Precious Metals Thailand	Gold	CID002314
Umicore S.A. Business Unit Precious Metals Refining	Gold	CID001980
United Precious Metal Refining, Inc.	Gold	CID001993
Valcambi S.A.	Gold	CID002003
Western Australian Mint trading as The Perth Mint	Gold	CID002030
WIELAND Edelmetalle GmbH	Gold	CID002778

Yamamoto Precious Metal Co., Ltd.	Gold	CID002100
Yokohama Metal Co., Ltd.	Gold	CID002129
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CID002224
Zijin Mining Group Co., Ltd. Gold Refinery	Gold	CID002243
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CID000211
Conghua Tantalum and Niobium Smeltry	Tantalum	CID000291
D Block Metals, LLC	Tantalum	CID002504
Duoluoshan	Tantalum	CID000410
Exotech Inc.	Tantalum	CID000456
F&X Electro-Materials Ltd.	Tantalum	CID000460
FIR Metals & Resource Ltd.	Tantalum	CID002505
Global Advanced Metals Aizu	Tantalum	CID002558
Global Advanced Metals Boyertown	Tantalum	CID002557
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	CID000616
H.C. Starck Co., Ltd.	Tantalum	CID002544
H.C. Starck Hermsdorf GmbH	Tantalum	CID002547
H.C. Starck Inc.	Tantalum	CID002548
H.C. Starck Ltd.	Tantalum	CID002549
H.C. Starck Smelting GmbH & Co. KG	Tantalum	CID002550
H.C. Starck Tantalum and Niobium GmbH	Tantalum	CID002545
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CID002492
Hi-Temp Specialty Metals, Inc.	Tantalum	CID000731
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CID002512
Jiangxi Tuohong New Raw Material	Tantalum	CID002842
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CID000914
Jiujiang Nonferrous Metals Smelting Company Limited	Tantalum	CID000917
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CID002506
KEMET Blue Metals	Tantalum	CID002539
KEMET Blue Powder	Tantalum	CID002568
King-Tan Tantalum Industry Ltd.	Tantalum	CID000973
LSM Brasil S.A.	Tantalum	CID001076
Metallurgical Products India Pvt., Ltd.	Tantalum	CID001163
Mineração Taboca S.A.	Tantalum	CID001175
Mitsui Mining and Smelting Co., Ltd.	Tantalum	CID001192
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CID001277
NPM Silmet AS	Tantalum	CID001200
Power Resources Ltd.	Tantalum	CID002847
QuantumClean	Tantalum	CID001508
Resind Indústria e Comércio Ltda.	Tantalum	CID002707
Solikamsk Magnesium Works OAO	Tantalum	CID001769
Taki Chemical Co., Ltd.	Tantalum	CID001869
Telex Metals	Tantalum	CID001891
Tranzact, Inc.	Tantalum	CID002571
Ulba Metallurgical Plant JSC	Tantalum	CID001969
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CID002508
Yanling Jincheng Tantalum Co., Ltd.	Tantalum	CID001522

Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum	CID002307
Zhuzhou Cemented Carbide Group Co., Ltd.	Tantalum	CID002232
Alpha	Tin	CID000292
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CID000228
China Tin Group Co., Ltd.	Tin	CID001070
Cooperativa Metalurgica de Rondônia Ltda.	Tin	CID000295
CV Ayi Jaya	Tin	CID002570
CV Dua Sekawan	Tin	CID002592
CV Gita Pesona	Tin	CID000306
CV Serumpun Sebalai	Tin	CID000313
CV Tiga Sekawan	Tin	CID002593
CV United Smelting	Tin	CID000315
CV Venus Inti Perkasa	Tin	CID002455
Dowa	Tin	CID000402
Elmet S.L.U.	Tin	CID002774
EM Vinto	Tin	CID000438
Fenix Metals	Tin	CID000468
Gejiu Fengming Metallurgy Chemical Plant	Tin	CID002848
Gejiu Jinye Mineral Company	Tin	CID002859
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CID000538
Guanyang Guida Nonferrous Metal Smelting Plant	Tin	CID002849
HuiChang Hill Tin Industry Co., Ltd.	Tin	CID002844
Jiangxi Ketai Advanced Material Co., Ltd.	Tin	CID000244
Magnu’s Minerais Metais e Ligas Ltda.	Tin	CID002468
Malaysia Smelting Corporation (MSC)	Tin	CID001105
Melt Metais e Ligas S.A.	Tin	CID002500
Metallic Resources, Inc.	Tin	CID001142
Metallo-Chimique N.V.	Tin	CID002773
Mineração Taboca S.A.	Tin	CID001173
Minsur	Tin	CID001182
Mitsubishi Materials Corporation	Tin	CID001191
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	CID001314
O.M. Manufacturing Philippines, Inc.	Tin	CID002517
Operaciones Metalurgical S.A.	Tin	CID001337
PT Aries Kencana Sejahtera	Tin	CID000309
PT Artha Cipta Langgeng	Tin	CID001399
PT ATD Makmur Mandiri Jaya	Tin	CID002503
PT Babel Inti Perkasa	Tin	CID001402
PT Bangka Prima Tin	Tin	CID002776
PT Bangka Tin Industry	Tin	CID001419
PT Belitung Industri Sejahtera	Tin	CID001421
PT Bukit Timah	Tin	CID001428
PT Cipta Persada Mulia	Tin	CID002696
PT DS Jaya Abadi	Tin	CID001434
PT Eunindo Usaha Mandiri	Tin	CID001438
PT Inti Stania Prima	Tin	CID002530

PT Karimun Mining	Tin	CID001448
PT Kijang Jaya Mandiri	Tin	CID002829
PT Lautan Harmonis Sejahtera	Tin	CID002870
PT Menara Cipta Mulia	Tin	CID002835
PT Mitra Stania Prima	Tin	CID001453
PT O.M. Indonesia	Tin	CID002757
PT Panca Mega Persada	Tin	CID001457
PT Prima Timah Utama	Tin	CID001458
PT Refined Bangka Tin	Tin	CID001460
PT Sariwiguna Binasentosa	Tin	CID001463
PT Stanindo Inti Perkasa	Tin	CID001468
PT Sukses Inti Makmur	Tin	CID002816
PT Sumber Jaya Indah	Tin	CID001471
PT Timah (Persero) Tbk Kundur	Tin	CID001477
PT Timah (Persero) Tbk Mentok	Tin	CID001482
PT Tinindo Inter Nusa	Tin	CID001490
PT Tommy Utama	Tin	CID001493
PT Wahana Perkit Jaya	Tin	CID002479
Resind Indústria e Comércio Ltda.	Tin	CID002706
Rui Da Hung	Tin	CID001539
Soft Metais Ltda.	Tin	CID001758
Thaisarco	Tin	CID001898
VQB Mineral and Trading Group JSC	Tin	CID002015
White Solder Metalurgia e Mineração Ltda.	Tin	CID002036
Yunnan Tin Company Limited	Tin	CID002180
A.L.M.T. TUNGSTEN Corp.	Tungsten	CID000004
Asia Tungsten Products Vietnam Ltd.	Tungsten	CID002502
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	CID002513
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CID000258
Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CID000499
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CID000875
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CID002315
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CID002494
Global Tungsten & Powders Corp.	Tungsten	CID000568
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CID000218
H.C. Starck Smelting GmbH & Co. KG	Tungsten	CID002542
H.C. Starck Tungsten GmbH	Tungsten	CID002541
Hunan Chenzhou Mining Co., Ltd.	Tungsten	CID000766
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	CID002579
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CID000769
Hydrometallurg, JSC	Tungsten	CID002649
Japan New Metals Co., Ltd.	Tungsten	CID000825
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CID002551
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CID002321
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CID002318
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CID002317

Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten	CID002535
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CID002316
Kennametal Fallon	Tungsten	CID000966
Kennametal Huntsville	Tungsten	CID000105
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CID002319
Moliren Ltd	Tungsten	CID002845
Niagara Refining LLC	Tungsten	CID002589
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten	CID002543
Philippine Chuangxin Industrial Co., Inc.	Tungsten	CID002827
South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten	CID002815
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	CID001889
Unecha Refractory metals plant	Tungsten	CID002724
Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten	CID002011
Wolfram Bergbau und Hütten AG	Tungsten	CID002044
Woltech Korea Co., Ltd.	Tungsten	CID002843
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CID002320
Xiamen Tungsten Co., Ltd.	Tungsten	CID002082
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CID002830
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	CID002095